                                                                   EXHIBIT 10.1

 ______________________________________________________________________________



                         CENTERIOR FUNDING CORPORATION
                                     Buyer


                                      and


                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
                                      and
                           THE TOLEDO EDISON COMPANY
                                    Sellers
 ______________________________________________________________________________

                         RECEIVABLES PURCHASE AGREEMENT
                    Dated as of _____________________, 1996
 ______________________________________________________________________________

                                                         TABLE OF CONTENTS

                                                             ARTICLE I

DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1

Section       1.1     Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
Section       1.2     Other Definitional Provisions   . . . . . . . . . . . . . . . . . . . . . .         4


                                                            ARTICLE II

PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES . . . . . . . . . . . . . . . . . . . . . . . .         4

Section       2.1     Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4


                                                            ARTICLE III

CONSIDERATION AND PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6

Section       3.1     Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6
Section       3.2     Payment of Purchase Price   . . . . . . . . . . . . . . . . . . . . . . . .         6
Section       3.3     Adjustments to Purchase Price   . . . . . . . . . . . . . . . . . . . . . .         8
Section       3.4     Settlement of Adjustments   . . . . . . . . . . . . . . . . . . . . . . . .         9
Section       3.5     Capital Contribution    . . . . . . . . . . . . . . . . . . . . . . . . . .         9


                                                            ARTICLE IV

REPRESENTATION AND WARRANTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9

Section       4.1     Sellers' Representations and Warranties   . . . . . . . . . . . . . . . . .         9
Section       4.2     Sellers' Representations and Warranties
                      Regarding Receivables   . . . . . . . . . . . . . . . . . . . . . . . . . .        12
Section       4.3     Buyer's Representations and Warranties  . . . . . . . . . . . . . . . . . .        13


                                                             ARTICLE V

COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        14

Section       5.1     Sellers' Covenants    . . . . . . . . . . . . . . . . . . . . . . . . . . .        14
Section       5.2     Buyer's Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        19


                                                            ARTICLE VI

REPURCHASE OBLIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        21

Section       6.1     Mandatory Repurchase    . . . . . . . . . . . . . . . . . . . . . . . . . .        21
Section       6.2     Conveyance of Repurchased Receivables   . . . . . . . . . . . . . . . . . .        22
Section       6.3     Sole Remedy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        22
Section       6.4     Assignment of Repurchase Rights and Obligations   . . . . . . . . . . . . .        22
Section       6.5     Liability to Customers  . . . . . . . . . . . . . . . . . . . . . . . . . .        22


                                                            ARTICLE VII

CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        23

Section       7.1     Conditions to the Buyer's Obligations
                      Regarding Receivables   . . . . . . . . . . . . . . . . . . . . . . . . . .        23
Section       7.2     Conditions to the Sellers' Obligations    . . . . . . . . . . . . . . . . .        23


                                                           ARTICLE VIII

TERM AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        24

Section        8.1    Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        24
Section        8.2    Effect of Termination   . . . . . . . . . . . . . . . . . . . . . . . . . .        24


                                                            ARTICLE IX

SELLER'S INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        24

Section       9.1     Indemnification of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . .        24


                                                             ARTICLE X

MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        26

Section       10.1    Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        26
Section       10.2    Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        26
Section       10.3    Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        27
Section       10.4    Severability of Provisions    . . . . . . . . . . . . . . . . . . . . . . .        27
Section       10.5    Assignment    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        27
Section       10.6    Further Assurances    . . . . . . . . . . . . . . . . . . . . . . . . . . .        28
Section       10.7    No Waiver, Cumulative Remedies    . . . . . . . . . . . . . . . . . . . . .        28

Section       10.8    Counterparts    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        28
Section       10.9    Binding Effect; Third-Party Beneficiaries   . . . . . . . . . . . . . . . .        28
Section       10.10   Merger and Integration    . . . . . . . . . . . . . . . . . . . . . . . . .        28
Section       10.11   Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        28
Section       10.12   Schedules and Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . .        28

Exhibit A             Form of Daily Report  . . . . . . . . . . . . . . . . . . . . . . . . . . .       A-1

Exhibit B             Form of Reconveyance  . . . . . . . . . . . . . . . . . . . . . . . . . . .       B-1

Exhibit C             Form of Settlement Statement  . . . . . . . . . . . . . . . . . . . . . . .       C-1

Exhibit D             Form of Buyer Intercompany Note   . . . . . . . . . . . . . . . . . . . . .       D-1


                         RECEIVABLES PURCHASE AGREEMENT
                         ------------------------------

                 RECEIVABLES PURCHASE AGREEMENT, dated as of ________________, 1996 (the "Agreement"), by and between THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, an Ohio corporation ("CEI") and THE TOLEDO EDISON COMPANY, an Ohio corporation ("TE", together with CEI, the "Sellers"), and CENTERIOR FUNDING CORPORATION, a Delaware corporation ("Buyer").

                             W I T N E S S E T H :
                             - - - - - - - - - - -

                 WHEREAS, the Buyer, the Sellers and Citibank, N.A., as Trustee, are parties to a Pooling and Servicing Agreement dated as of _________________, 1996 pursuant to which the Buyer has agreed to transfer Receivables to the Trust created thereunder;

                 WHEREAS, the Buyer in order to fulfill its obligations under the Pooling and Servicing Agreement desires to purchase from time to time the Receivables (as defined herein) generated by Sellers in the normal course of their business;

                 WHEREAS, Sellers desire to sell and assign from time to time the Receivables to Buyer upon the terms and conditions set forth herein;

                 NOW, THEREFORE, it is hereby agreed by and between Buyer and Sellers as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

                 Section 1.1 DEFINITIONS. All capitalized terms not otherwise defined herein are defined in the Pooling and Servicing Agreement. In the event that any terms or provision contained herein shall conflict with or be inconsistent with any provisions contained in the Pooling and Servicing Agreement, the terms and provisions contained herein shall govern with respect to this Agreement. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein shall haveing the following meanings assigned to them:

                 "BILLED RECEIVABLE" shall mean a Receivable which represents a bona fide enforceable obligation for the provision of electricity to an Obligor that is evidenced by an invoice of the applicable Seller.

                 "CLOSING DATE" shall mean _____________________, 1996.

                 "CONTRACT" shall mean an agreement between either CEI or TE and an Obligor, in the form of a written contract, tariff or invoice or an unwritten agreement deemed to have arisen after such person has accepted electric service, in each case pursuant to or under which such other person shall be obligated to pay from time to time for electric service and the other charges related thereto.

                 "CUT-OFF DATE" shall mean the close of business on the Business Day immediately preceding the Closing Date.

                 "DAILY REPORT" shall mean a report substantially in the form of Exhibit A hereto.

                 "ERISA AFFILIATE" shall mean with respect to either Seller, any trade or business (whether or not incorporated) which, together with such Seller, is treated as a single employer within the meaning of Section 414(b),
(c), (m) or (o) of the Internal Revenue Code.

                 "INVOLUNTARY CASE" shall have the meaning set forth in Section 2.1(c) hereof.

                 "LOSS TO LIQUIDATION RATIO" means the ratio (expressed as a percentage) computed as of the last day of each Collection Period by dividing
(i) the sum of (a) the aggregate outstanding Balance of all Receivables written off, or which should have been written off, in accordance with its Credit and Collection Policy during the three-month period then ended minus (b) cash actually received during such three-month period on account of Receivables previously written off by (ii) the aggregate amount of Collections of Receivables actually received during such three-month period.

                 "MULTIEMPLOYER PLAN" shall mean as defined in Section 4001(a)(3) of ERISA to which either Seller or an ERISA Affiliate of any of them is making, is obligated to make, or has within the last six years made or been obligated to make contributions on behalf of participants who are or were employed by any such entity.

                 "OBLIGOR" shall mean each Person who is obligated to pay for goods or services provided by a Seller which gave rise to a Receivable, including any guarantor of such Person's obligations.

                 "OPINION OF COUNSEL" shall mean a written opinion of counsel reasonably acceptable to Buyer and Sellers, which counsel shall be selected by Sellers, shall be reasonably acceptable to Buyer and may be an employee of a Seller or an Affiliate of a Seller.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                 "PAYMENT DATE" shall mean any Business Day on which Buyer pays either Seller for Receivables purchased pursuant to this Agreement.

                 "PLAN" shall mean any plan, program, arrangement, agreement, practice or contract that provides or is intended to provide benefits or compensation to or on behalf of one or more employees or former employees of either Seller or an ERISA Affiliate of either of them, whether formal or informal, whether or not written, including, but not limited to any employee benefit plan, as defined in Section 3(3) of ERISA, any employee pension benefit plan and any retiree welfare plan.

                 "POOLING AND SERVICING AGREEMENT" shall mean the Pooling and Servicing Agreement dated as of ______________________, 1996 among the Buyer, the Sellers and Citibank, N.A., as Trustee, pursuant to which the Buyer has agreed to transfer Receivables to the Trust created thereunder.

                 "PURCHASE PRICE" shall have the meaning set forth in Section
3.2 hereof.

                 "RECEIVABLE" shall mean an account receivable shown on the records of either Seller as of the Cut-Off Date, and from time to time thereafter, arising from the sale of electricity by a Seller in the ordinary course of its business and shall include, without limitation, all monies due or to become due and all Collections and other amounts received from time to time with respect to such account receivable and all proceeds (including, without limitation, "proceeds" as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest on the Receivables transferred hereunder) thereof; PROVIDED, HOWEVER, that the term "Receivable" shall not include any accounts receivable (i) that are due from any Consolidated Affiliates of Centerior Energy Corporation or of either Seller; (ii) arising from wholesale electricity sales to other utilities or parties in the business of providing electric power; or (iii) that are due from any Obligors located outside the United States.

                 "RECOVERIES" shall mean any amounts received by a Servicer with respect to a Receivable which was previously charged off as uncollectible in accordance with such Servicer's customary and usual servicing procedures.

                 "REPORTABLE EVENT" shall mean any of the reportable events described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a reportable event not subject to the provisions for 30-day notice to the PBGC under such regulations).

                 "REPURCHASE PRICE" shall have the meaning set forth in Section 6.1(c) hereof.

                 "SALE" shall mean any transfer by a Seller of a Receivable to Buyer pursuant to this Agreement.

                 "SALE DOCUMENTS" shall have the meaning set forth in Section 4.1(c) hereof.

                 "SECURED OBLIGATIONS" shall have the meaning set forth in
Section 2.1(g) hereof.

                 "SETTLEMENT STATEMENT" shall mean a statement substantially in the form of Exhibit C hereto.

                 "TERMINATION DATE" shall have the meaning set forth in Section
8.2 hereof.

                 "UNBILLED RECEIVABLE" shall mean a Receivable which represents a bona fide enforceable obligation for the provision of electricity to an Obligor but that has not yet been evidenced by an invoice and which is accounted for on the applicable Seller's books and records as "unbilled revenue" in accordance with its current financial accounting practices.

                 Section 1.2 OTHER DEFINITIONAL PROVISIONS. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any Sale Documents shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

                                   ARTICLE II

                       PURCHASE, CONVEYANCE AND SERVICING
                       ----------------------------------
                                 OF RECEIVABLES
                                 --------------

                 Section 2.1 SALE. (a) Upon the terms and subject to the conditions set forth herein, each Seller does hereby sell, assign, transfer, set-over, and otherwise convey to Buyer, and Buyer hereby purchases from each Seller, on the terms and subject to the conditions specifically set forth herein, all of such Seller's right, title and interest in, to and under: (i) the Billed Receivables now existing and hereafter created and all monies due or to become due with respect thereto, (ii) the Unbilled Receivables now existing and hereafter generated and all monies due or to become due with respect thereto, (iii) Recoveries and (iv) all proceeds of the foregoing. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by Buyer of any obligation of Sellers in connection with the Receivables or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors or insurers.

                 (b) In connection with the foregoing sale, each Seller agrees to record and file on or prior to the Closing Date, at its own expense, a financing statement or statements with respect to the Receivables and the other property described in Section 2.1(a) sold by such Seller hereunder meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of Buyer created hereby under the applicable UCC against all creditors of and purchasers from such Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to Buyer within 10 days after the Closing Date.

                 (c) Buyer shall not purchase Receivables of a Selelr hereunder if such Seller shall become an involuntary party to (or be made the subject of) any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Seller or relating to all or substantially all of its property (an "INVOLUNTARY CASE") upon receipt by such Seller at its head corporate office of notice of such Involuntary Case.

                 (d) Buyer shall not purchase Receivables of a Seller hereunder if such Seller shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any present or future federal or state bankruptcy, insolvency or similar law, or such Seller shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Seller or of any substantial part of its property or such Seller shall make an assignment for the benefit of creditors or such Seller shall take corporate action in furtherance of any of the foregoing.

                 (e) Buyer may, but shall not be obligated to, elect not to purchase additional Receivables of a Seller hereunder if an Early Amortization Event shall have occurred and is continuing; provided that Buyer shall cease purchasing additional Receivables upon the commencement of the Amortization Period. If Buyer elects not to purchase from such a Seller, Buyer shall promptly deliver written notice of such election to each Seller and the Trustee for the Trust.

                 (f) In connection with the sale and conveyance hereunder, each Seller agrees, at its own expense, on or prior to the Closing Date and on each Business Day thereafter, to indicate or cause to be indicated clearly and unambiguously in its accounting and master data processing records that such Receivables and the other property described in Section 2.1(a) have been sold to Buyer pursuant to this Agreement as of the Cut-Off Date or such Business Day as applicable.

                 (g) It is the express intent of Sellers and Buyer that the conveyance of the Receivables by Sellers to Buyer pursuant to this Agreement be construed as a sale of such Receivables by Sellers to Buyer. It is, further, not the intention of the Sellers and Buyer that such conveyance be deemed a grant of a security interest in the Receivables by Sellers to Buyer to secure a debt or other obligation of Sellers. However, in the event that, notwithstanding the intent of the parties, a court of competent jurisdiction determines that the Receivables continue to be property of Sellers, then (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC; and (ii) the conveyance by Sellers provided for in this Agreement shall be deemed to be and each Seller hereby grants to Buyer a security interest in and to all of such Seller's right, title and interest in
(x) all Receivables outstanding on the Cut-Off Date and thereafter created by such Seller and all rights (but not the obligations) relating to such Receivables, (y) all monies due or to become due with respect thereto and (z) all proceeds of the foregoing, to secure the rights of Buyer to recover all Collections and other property or payments received from time to time in respect of the Receivables purported to be conveyed hereunder (the "Secured Obligations"). Sellers and Buyer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables, such security interest would be deemed to be a perfected security interest of first priority in favor of Buyer under applicable law and will be maintained as such throughout the term of this Agreement. Sellers and Buyer may rely upon an Opinion of Counsel addressed to them as to what is required to provide Buyer with such security interest; and any such Opinion of Counsel shall permit the Trustee, on behalf of the Certificateholders, the Certificateholders (in the case of any Series issued in a placement exempt from the registration requirements of the Securities Act) and the Rating Agencies to rely on it.

                 (h) In connection with the sale and conveyance hereunder, each Seller hereby assigns to Buyer, all of its rights in and to all lockbox accounts to which payments on Receivables are made. Each Seller agrees that it shall have no right to withdraw any funds from such lockbox accounts; provided, however, that Buyer agrees that upon verification by it that amounts deposited in any lockbox accounts are not Collections owing to Buyer, it shall remit such amounts to the appropriate Seller as soon as practicable. In no event, shall either Seller have the right to withdraw any Collections owing to Buyer which are deposited into such accounts.

                                  ARTICLE III

                           CONSIDERATION AND PAYMENT
                           -------------------------

                 Section 3.1 PURCHASE PRICE. The Purchase Price for the Receivables and related property conveyed to Buyer under this Agreement shall be a dollar amount equal to (a) for all Billed Receivables and existing Unbilled Receivables, all of which will be transferred on the Closing Date, the product of (i) the aggregate invoiced or otherwise recorded and unpaid balance of all Receivables existing as of the Cut-Off Date, and (ii) the then applicable Purchase Price Percentage, and (b) for any Unbilled Receivables generated after the Cut-Off Date, the product of (i) the aggregate recorded balance of all such Unbilled Receivables that have not been transferred to Buyer on any previous Payment Date and (ii) the then applicable Purchase Price Percentage.

                 Section 3.2 PAYMENT OF PURCHASE PRICE. (a) Except as otherwise provided below in this Section 3.2, the Purchase Price for the Receivables sold by Sellers under this Agreement shall be payable in full in cash by Buyer to the applicable Seller, in each case on the date of each such Purchase, except that Buyer may, with respect to any Purchase, offset against such Purchase Price (i) any amounts shown on a Settlement Statement as owing from the applicable Seller to Buyer and which remain unpaid or (ii) any other uncontested amounts owed by such Seller to Buyer hereunder and which remain unpaid.

                 (b) On each Business Day, Buyer, based on information provided to it by the Servicer, shall deliver to each party hereto a Daily Report substantially in the form of Exhibit A attached hereto, which Daily Report shall set forth, among other things, the Purchase Price owed to each Seller on such date. The purchase price payable on any Business Day (the "PURCHASE PRICE") shall be equal to the aggregate original balances of Receivables to be purchased on such date as noted on such Daily Report times the Purchase Price Percentage then in effect pursuant to the remaining provisions of this Section 3.2(b). From the Closing Date until the first Determination Date on which payment is made by Buyer thereafter, the Purchase Price Percentage shall equal __%. Thereafter, the Purchase Price Percentage shall be calculated in accordance with the following formula:

         PPP =   100% - (LD + PDRR)

         where:

         PPP =   the Purchase Price Percentage in effect on such day;

         LD = from and after each Determination Date, the "LOSS DISCOUNT" (expressed as a percentage) calculated in the most recent Settlement Statement to equal the greater of (i) one-fourth of one percent and (ii) 1.5 times the Loss to Liquidation Ratio for the average of the three Interest Periods ending on the most recent Determination Date, provided that the Loss Discount from and after any Determination Date shall in no event exceed the sum of (x) one-half of one percent and (y) the Loss to Liquidation Ratio for the average of the three Interest Periods ending on the most recent Determination Date; and

         PDRR = from and after each Determination Date, the "PURCHASE DISCOUNT RESERVE RATIO" (expressed as a percentage) calculated in the most recent Settlement Statement in accordance with the following formula:

                          PDRR =  TD X DR
                                  -------
                                    360

         where:

         PDRR =  the Purchase Discount Reserve Ratio in effect on such day;

         TD = the Turnover Days for the Receivables originated by such Seller during the immediately preceding Interest Period; and

         DR = the "Discount Rate" calculated in the most recent Settlement Statement to equal the Trustee's publicly announced "prime" rate as of the most recent Determination Date plus the amount, if any (expressed as a percentage), by which the per annum rate in effect on such Determination Date for computing the Servicing Fee exceeds one percent.

The Purchase Price Percentage shall be calculated on each Determination Date and such calculation shall, except as otherwise provided in Section 6.1 and
Section 6.2 hereof, be utilized in the calculation of the Purchase Price owed under this Agreement for all Purchases occurring from and after such Determination Date until (but not including) the next Determination Date.

                 (c) On each Business Day, to the extent that Buyer receives either Collections or proceeds from any New Issuances of certificates or increases in the amount of any Variable Funding Certificates, which, in any case, it is not required to hold in trust for, or remit to, the Servicer or the Trustee pursuant to the Pooling and Servicing Agreement, then Buyer shall remit such funds to the Sellers (net of any funds needed to pay existing expenses which are then accrued and unpaid) in the following order of priority and application: first to pay the Purchase Price owed to such Sellers; and second to pay amounts owed by Buyer to the Sellers under the Buyer Intercompany Notes described in Section 3.2 (d) below. All such payment shall be made ratably according to the amounts in each such category owed to each of the Sellers.
If, on any day, the amount of cash available to pay for all Purchases of Receivables to be made on such day is less than the Purchase Price owing therefor, then Buyer may, by notice to the applicable Sellers, elect to pay such remaining part of the Purchase Price by borrowing a revolving loan (each a "SELLER LOAN") under its Buyer Intercompany Note issued in favor of such Seller, and each Seller shall have irrevocably agreed to advance, and shall be deemed to have advanced, a Seller Loan in the amount so specified by Buyer; provided, however, that Buyer may not make any such election if, as a result thereof, the aggregate unpaid principal amount of all of the Seller Loans would exceed the sum of (i) the Net Receivables Balance as of the opening of business on such date minus (ii) the Net Invested Amount minus (iii) an amount equal to the greater of (a) the product of the amount described in clause (i) above times the Loss Reserve Ratio (utilizing an Applicable Stress Factor of 1.35) in effect on such day and (b) 4.5%.

                 (d) The Buyer's obligations to repay the Seller Loans shall be subject to the terms of the Pooling and Servicing Agreement and the Seller Loans shall be payable solely from funds which, pursuant to the terms of the Pooling and Servicing Agreement, are not required to be set aside for the payments of the Investor Certificates or any other obligations of Buyer arising under the Pooling and Servicing Agreement. Buyer shall, to the extent reasonably practicable, use its best efforts to allocate the amount of Seller Loans made on any day to the respective Purchase Prices owed to each Seller for Receivables sold on such date. The Seller Loans advanced by each Seller shall be evidenced by, and payable in accordance with the terms and provisions of, a promissory note (each, a "BUYER INTERCOMPANY NOTE") payable to such Seller in the form of Exhibit D attached hereto. Buyer shall, to the extent reasonably practicable, use its best efforts to allocate payments of principal and interest on the Buyer Intercompany Notes to the outstanding principal amounts thereof.

                 Section 3.3 ADJUSTMENTS TO PURCHASE PRICE. There shall be no adjustments to the purchase price for the Receivables after the Buyer purchases the Receivables.

                 Section 3.4 SETTLEMENT OF ADJUSTMENTS. On each Determination Date under the Pooling and Servicing Agreement, each Seller shall deliver a Settlement Statement to Buyer in substantially the form of Exhibit C, showing
(a) the aggregate amount of Receivables conveyed by each Seller from the end of the calendar month next prior to the one covered by such Settlement Statement (or from the Closing Date in the case of the first Settlement Statement) to the end of the calendar month covered by such Settlement Statement, (b) the amount of all payments of the Purchase Price received by such Seller no later than the last Business Day of the previous calendar month in respect of such Receivables, and (c) the settlements of the remaining Purchase Price for such Receivables to be made as of the end of the previous calendar month between Buyer and each Seller in accordance with Section 3.4 hereof. The balance due, if any, from Buyer to a Seller as reflected on such Settlement Statement shall be paid by Buyer in immediately available funds or by borrowing under the Buyer Intercompany Notes.

                 Section 3.5 CAPITAL CONTRIBUTION. The capital contribution made to Buyer by CEI shall be deemed to have been contributed in cash and Buyer shall be deemed to have received cash in exchange for 1000 shares of common stock of Buyer, which 1000 shares represent all of the outstanding capital stock of Buyer. In addition, in connection with the sale of Receivables to Buyer on the Closing Date, Billed Receivables with an outstanding





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
balance equal to $_________ shall be deemed paid for by Buyer with cash and such cash shall be retained by Buyer and will be considered to have been contributed by CEI to Buyer as capital surplus.

                                   ARTICLE IV

                         REPRESENTATION AND WARRANTIES

                 Section 4.1 SELLERS' REPRESENTATIONS AND WARRANTIES. Each Seller, but only as to itself, hereby severally (and not jointly) represents and warrants to Buyer as of the Closing Date, and shall be deemed to represent and warrant as of the date of any Supplement and the related Closing Date, that:

                 (a) ORGANIZATION AND GOOD STANDING. Such Seller is a corporation duly organized and validly existing in good standing under the laws of the State of Ohio and has the corporate power and authority and legal right to own its property and conduct its business as such properties are presently owned and as such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and each other document or instrument to be delivered by it hereunder.

                 (b) DUE QUALIFICATION. Such Seller is duly qualified to do business and is in good standing as a corporation or foreign corporation, as applicable (or is exempt from such requirement), and has obtained all necessary licenses and approvals, in each jurisdiction in which failing to so qualify or to obtain such licenses and approvals is likely to have a material adverse effect on such Seller's ability to perform its obligations hereunder.

                 (c) DUE AUTHORIZATION. The execution and delivery of this Agreement and each other document or instrument to be delivered by such Seller hereunder (collectively, the "SALE DOCUMENTS"), and the consummation of the transactions provided for herein and therein have been duly authorized by all necessary corporate action the part of such Seller and the Sale Documents have been executed and delivered on such Seller's behalf.

                 (d) BINDING OBLIGATION. Each of the Sale Documents constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting creditors' rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                 (e) NO CONFLICTS. The execution and delivery of the Sale Documents and the performance of the transactions contemplated hereby and thereby do not conflict with or violate any Requirements of Law applicable to it or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which such Seller is a party or by which it or its properties are bound in any manner which is likely to have a material adverse effect on the Buyer's financial condition or operations or the Trust Assets or such Seller's ability to perform its obligations hereunder.

                 (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the knowledge of such Seller, threatened against it before any Governmental Authority (i) asserting the illegality, invalidity or unenforceability or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability of this Agreement, or
(ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling which would have a material adverse effect on the operations or Receivables of such Seller or on the transactions contemplated hereunder.

                 (g) CONSENTS. No authorization, consent, license, order or approval of, registration or declaration with any Governmental Authority or other Person is required to be obtained, effected or given by such Seller in connection with the execution and delivery of the Sale Documents by such Seller, with the performance of its obligations hereunder or thereunder or the transactions contemplated hereby and thereby except for (i) the approval of the sale by the Public Utilities Commission of Ohio, which approval has been obtained and is in full force and effect, (ii) the filings of the financing statements or other documents required to have been filed on or prior to the Closing Date pursuant to Section 2.01 of the Pooling and Servicing Agreement, all of which were so filed and are in full force and effect, (iii) the filing of any amendments, assignments or continuation statements which may become applicable pursuant to Section 2.01 of the Pooling and Servicing Agreement; and
(iv) any consents for which the failure to obtain or such consent authorization, individually or in the aggregate for all such failures, is likely to have a material adverse effect on such Seller's ability to perform its obligations under this Agreement.

                 (h) LIENS ON RECEIVABLES. Except as created or permitted hereby, and except for Liens that will be terminated prior to the sale of the Receivables on the Closing Date, there are no Liens (except for Permitted Liens) of any nature whatsoever on any Receivable. Such Seller is not a party to any contract, agreement, lease or instrument (other than this Agreement) the performance of which, either unconditionally or upon the happening of any event, will result in or require the creation of any Lien on any Receivable.

                 (i) CONTRACTUAL OBLIGATIONS. (i) Such Seller is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument, or subject to any Requirements of Law, that would have a material adverse effect on the ability of such Seller to carry out its obligations hereunder or under any of the Sale Documents, and (ii) neither such Seller nor, to the best of the knowledge of such Seller, any other party is in default in any respect under or with respect to any material contract, agreement, lease or other instrument to which such Seller is a party in any manner which is likely to have a material adverse effect on such Seller's ability to perform its obligations hereunder.

                 (j) LOCATIONS. The chief place of business and chief executive office of such Seller are located at the address of such Seller referred to on Schedule 1 attached hereto, and the locations of the offices where such Seller keeps the originals of its books, records and documents regarding the Receivables and the other Trust Assets are listed on Schedule 1 attached hereto (or at such other locations as such Seller shall notify Buyer).

                 (k) TRADENAMES. The legal name of such Seller is as set forth on the signature page of this Agreement and such Seller has no tradenames, fictitious names, assumed names or "doing business as" names other than the name "Centerior Electric Company."

                 (l) INVESTMENT COMPANY ACT. Each sale of Receivables to the Buyer hereunder constitutes a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise or services within the meaning of
Section 3(c)(5) of the Investment Company Act.

                 (m) INFORMATION. Each certificate, information, exhibit, financial statement, document, book or record or report furnished by such Seller to Buyer in connection with this Agreement is accurate in all material respect as of its date and when considered as a whole with other such documents, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

                 (n) SOLVENCY. As of the date hereof and after giving effect to the transactions contemplated by this Agreement, the fair saleable value of such Seller's assets exceeds its liabilities and such Seller is currently repaying all of its indebtedness as such indebtedness becomes due. After giving effect to the transaction contemplated by this Agreement, such Seller will have adequate capital to conduct its business as presently conducted and as contemplated by this Agreement.

                 (o) COMPLIANCE. Such Seller has complied in all material respects with all Requirements of Law with respect to it, its business and properties and all Receivables transferred to the Trust hereunder and the Contracts related thereto.

                 (p) TAXES. Such Seller has filed all material tax returns (federal, state and local) which it reasonably believes are required to be filed by it and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from such Seller or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings. Such Seller knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves have not been established.

                 The representations and warranties set forth in this Section
4.1 shall survive the sale of the Receivables to Buyer and shall cease and be of no effect upon the date following the repayment in full of all amounts due to the Investors according to the terms of the Certificates when all Receivables conveyed hereunder have been collected in full or have been written off as uncollectible under the Credit and Collection Policy. Upon discovery by either Seller or by Buyer of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

  Section 4.2  SELLERS' REPRESENTATIONS AND WARRANTIES REGARDING RECEIVABLES.

                 (a) VALID SALE, ETC. Each Seller (x) hereby represents and warrants as of the Closing Date, with respect to the Receivables created on or prior to, and outstanding on, such date and (y) shall be deemed to represent and warrant as of the date of the creation and transfer to Buyer of any Receivables with respect to such Receivables, that:

                          (i) The transfer of Receivables by such Seller to Buyer under this Agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to Buyer of all right, title and interest of such Seller in and to the Receivables, whether then existing or thereafter created and the proceeds thereof.

                          (ii) Such Seller is (or, with respect to Receivables arising after the Cut-Off Date, will be) the legal and beneficial owner of all right, title and interest in and to each Receivable sold hereby.

                          (iii)  All consents, licenses, approvals or
                 authorizations of or registrations or declarations with any Governmental Authority required in connection with the transfer of such Receivables have been obtained.

                          (iv) Each Receivable classified as an "Eligible Receivable" by such Seller in any document or report delivered hereunder will satisfy the requirements of eligibility contained in the definition of Eligible Receivable as of the time of such document or report.

                          (v) Each Receivable then existing has been conveyed to Buyer free and clear of any Lien of any Person claiming through or under such Seller or any of its Affiliates (other than Permitted Liens) and in compliance, in all material respects, with all Requirements of Law applicable to such Seller.

                 (b) NOTICE OF BREACH. The representations and warranties set forth in this Section 4.2 shall survive the transfer and assignment of the respective Receivables to Buyer. Upon discovery by either Seller or Buyer of a breach of any of its representations and warranties set forth in this Section 4.2, the party discovering such breach shall give prompt written notice thereof to the other. Each Seller agrees to cooperate with Buyer in attempting to cure any such breach by it.

                 The representations and warranties set forth in this Section
4.2 shall survive the sale of the Receivables to Buyer and shall cease and be of no effect upon the date following the repayment in full of all amounts due to the Investors according to the terms of the Certificates when all Receivables conveyed hereunder have been collected in full or have been written off as uncollectible under the Credit and Collection Policy. Upon discovery by either Seller or by Buyer of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

                 Section 4.3 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants, as of the date hereof and as of the Closing Date, and Buyer shall be deemed to represent and warrant as of the date of the creation of any Receivable sold by Sellers to Buyer hereunder, that:

                 (a) ORGANIZATION AND GOOD STANDING. Buyer is a corporation without subsidiaries duly organized and validly existing in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and conduct its business as presently owned and conducted and to execute, deliver, and perform its obligations under the Sale Documents.

                 (b) DUE QUALIFICATION. Buyer is duly qualified to do business and is in good standing as a corporation or a foreign corporation, as applicable, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to do so qualify or to obtain such licenses approvals would have a material adverse effect on Buyer's ability to perform its obligations hereunder.

                 (c) DUE AUTHORIZATION. The execution and delivery of the Sale Documents and the consummation of the transactions provided for herein and therein have been duly authorized by Buyer by all necessary corporate action on its part and the Sale Documents have been executed and delivered on Buyer's behalf.

                 (d) NO CONFLICT. The execution and delivery of the Sale Documents and the performance of the transactions contemplated hereby and thereby do not conflict with or violate any Requirement of Law or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both), or default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Buyer is a party or by which it or its properties are bound.

                 (e) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of Buyer, threatened against Buyer, before any Governmental Authority which may have a material adverse effect on the performance by Buyer of its obligations hereunder.

                 (f) CONSENTS. No authorization, consent, license, order or approval of, registration or declaration with any Governmental Authority or other Person is required to be obtained, effected or given by Buyer in connection with the execution and delivery of the Sale Documents by Buyer with the performance of its obligations hereunder or thereunder or with the transactions contemplated hereby and thereby except for (i) the filing of the financing statements or other documents required to have been filed on or prior to the Closing Date pursuant to Section 2.01 of the Pooling and Servicing Agreement, all of which were so filed and are in full force and effect and (ii) the filing of any amendments, assignments or continuation statements which may become applicable pursuant to
Section 2.01 of the Pooling and Servicing Agreement.

                 (g) BINDING OBLIGATION. Each of the Sale Documents to which Buyer is a party constitutes a legal, valid and binding obligation of the Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting creditors' rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                 The representations and warranties set forth in this Section
4.3 shall survive the sale of the Receivables to Buyer, and shall cease and be of no effect upon repayment in full of all amounts due to the Investors according to the terms of the Certificates. Upon discovery by either Seller or by Buyer of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice to the other parties hereto.

                                   ARTICLE V

                                   COVENANTS
                                   ---------

                 Section 5.1 SELLERS' COVENANTS. Each Seller, but only as to itself and as to those Receivables, if any, transferred by it hereunder, severally (and not jointly) covenants and agrees with Buyer as follows:

                 (a) RECEIVABLES TO BE ACCOUNTS OR GENERAL INTANGIBLES. Such Seller will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the relevant UCC state), except in connection with the enforcement or collection of a Receivable. Except in such circumstances, such Seller will take no action to cause any Receivable to be anything other than an "account" or a "general intangible" (each as defined in the UCC as in effect in the relevant UCC state).

                 (b) SECURITY INTERESTS. Except for the conveyances hereunder, such Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable, whether now existing or hereafter created, or any interest therein; and such Seller shall defend the right, title and interest of Buyer in and to the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under such Seller; PROVIDED, HOWEVER, that nothing in this Section 5.1(b) shall prevent or be deemed to prohibit such Seller from suffering to exist upon any of the Receivables any Permitted Lien.

                 (c) CONTRACTS AND CREDIT AND COLLECTION POLICIES. Such Seller shall keep and maintain all documents, books, records and other information relating to the Receivables and take all actions reasonably within its control to perform such Seller's obligations under the Contracts and the Credit and Collection Policy except where the failure to do so would not materially and adversely affect the rights of Buyer. Such Seller shall not change the terms and provisions of the Contracts or the Credit and Collection Policy in any respect unless (i) such change would not, in the reasonable belief of such Seller, materially impair the collectibility of any Receivable,
(ii) such change is not to be made with the intent to materially benefit either Seller over Buyer or to materially adversely affect Buyer, unless otherwise permitted by an agreement between such Seller and an unrelated third party or by the terms of the Contracts; and (iii) such change is permitted under Section
3.04 of the Pooling and Servicing Agreement.

                 (d) RECEIVABLES ALLOCATIONS. In the event that such Seller is unable for any reason to transfer Receivables to Buyer in accordance with the provisions of this Agreement (including, without limitation, an order by any Governmental Authority or any court of competent jurisdiction that such Seller not transfer any additional Receivables to Buyer) then, in any such event, such Seller shall transfer any additional Receivables to Buyer and such Seller agrees to allocate and pay to Buyer, after the date of such inability, all Collections with respect to Receivables purported to have been conveyed hereunder, and all amounts which would have constituted Collections with respect to Receivables but for such Seller's inability to transfer such Receivables.

                 (e) DELIVERY OF COLLECTIONS. In the event that such Seller receives Collections, such Seller agrees to deposit such Collections into a Transferor Collection Account within one Business Day following the date on which such Collections are entered into the accounting records of the applicable Seller.

                 (f)  CONVEYANCE OF RECEIVABLES.  Except as provided in Section
9.5 hereof, such Seller covenants and agrees that it will not convey, assign, exchange or otherwise transfer any Receivable, to any Person other than such Buyer prior to the termination of this Agreement pursuant to Article VIII.

                 (g) NOTICE OF LIENS. Such Seller shall notify Buyer promptly after becoming aware of any Lien on any Receivable other than Permitted Liens.

                 (h) SEPARATE BUSINESS. Such Seller will not permit its assets to be commingled with those of Buyer and such Seller shall maintain separate corporate records and books of account from those of Buyer. Such Seller will not conduct its business in the name of Buyer and will cause Buyer to conduct its business solely in its own name so as not to mislead others as to the identity of the entity with which those others are concerned. Such Seller will provide for its own operating expenses and liabilities from its own funds or those of Affiliates other than Buyer. It will preserve its own corporate existence and will not amend its articles of incorporation or code of regulations until such Seller has filed all amendments to the UCC financing statements related to the Receivables required to maintain the perfection and protect the interests of Buyer created hereby against all creditors of and purchasers from such Seller. Except as permitted by Section 5.1(k) hereof, such Seller shall not merge with or into or consolidate with or into any other Person. Such Seller will not hold itself out, or permit itself to be held out, as having agreed to pay, or as generally being liable for, the debts of Buyer, except that the organizational expenses of Buyer may be paid by CEI and CEI shall have made such contributions to the capital of the Buyer as are required by Section 3.5 of this Agreement. Such Seller shall cause Buyer not to hold itself out, or permit itself to be held out, as having agreed to pay, or as being liable for, the debts of such Seller. Such Seller will maintain an arm's length relationship with Buyer with respect to any transactions between such Seller, on the one hand, and Buyer, on the other. Such Seller covenants and agrees to take all actions required to be taken by it to cause Buyer to comply with Section 2.06(j) of the Pooling and Servicing Agreement.

                 (i) COMPLIANCE WITH REQUIREMENTS OF LAW. Such Seller will comply in all material respects with all Requirements of Law applicable to it, its business and properties and the Trust Assets, where failure to so comply would have a material adverse effect on such Seller's ability to perform its obligations under this Agreement.

                 (j) CLAIMS ON RECEIVABLES. Except as permitted hereby or by the Pooling and Servicing Agreement, such Seller covenants and agrees that it will not sell, pledge, assign or otherwise dispose of, or create or suffer to exist any adverse claim on any Receivable it sells to Buyer.

                 (k) MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SELLERS. Such Seller shall not consolidate with or merge into any other corporation or convey or transfer substantially all of its properties and assets to any Person, unless:

                          (i) such Seller merges into or consolidates with or assumes the obligations of the other Seller;

                          (ii) the corporation formed by such consolidation or into which such Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of such Seller substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and, if such Seller is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to Buyer in form satisfactory to Buyer, the performance of every covenant and obligation of such Seller hereunder (to the extent that any right, covenant or obligation of such Seller, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

                          (iii) in the case of any consolidation, merger, conveyance or transfer involving either Seller or any Affiliate of either Seller, such Seller or Affiliate shall have delivered to Buyer an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 5.1(k) and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the successor entity and that the entity surviving such consolidation, merger, conveyance or transfer is organized and existing under the laws of the United States of America or any State or the District of Columbia; and

                          (iv) in the case of any consolidation, merger, conveyance or transfer involving any unrelated third party, the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer.

Notwithstanding anything in this Section 5.1(k) to the contrary, but subject to the requirements of Section 5.1(n)(ii) below, TE may merge into CEI, and neither TE nor CEI shall be obligated under this Agreement to provide any documentation to, or obtain any consent or approval from, any Person with respect thereto.

                 (l) PAYMENT OF TAXES, ETC. Such Seller will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon it or any Trust Asset, or in respect of its income or profits therefrom, and any and all claims of any kind, except that no such amount need be paid if (i) such non-payment could not subject any Indemnified Party to civil or criminal penalty or liability or involve any risk of the sale, forfeiture or loss of any of the property, rights or interest covered under this Agreement, (ii) the charge or levy is being contested in good faith and by proper proceedings and
(iii) the obligation to pay such amount is adequately reserved against in accordance with and to the extent required by generally accepted accounting principles.

                 (m) NO BANKRUPTCY PETITION AGAINST BUYER. Prior to the date which is one year and one day after the payment in full of all Invested Amounts, such Seller will not institute against or join any other Person in instituting against Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                 (n)      PROTECTION OF RIGHT, TITLE AND INTEREST TO
RECEIVABLES.

                          (i) Such Seller shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering such Seller's and Buyer's right, title and interest to the Receivables to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of Buyer hereunder to the Receivables and proceeds thereof. Such Seller shall deliver to the Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Buyer shall cooperate fully with such Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 5.1(n).

                          (ii) Within 30 days after such Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (i) above materially misleading within the meaning of Section 9-402(7) of the UCC as in effect in the relevant UCC state, such Seller shall give Buyer and the Rating Agencies written notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of Buyer's security interest in the Receivables and the proceeds thereof. Such Seller shall deliver to the Buyer file-stamped copies of, or filing receipts for, any financing statement or continuation statement filed as provided above, as soon as available following such filing.

                          (iii) Such Seller will give the Buyer prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall, within 20 days of the date of any such relocation, file such financing statements or amendments as may be necessary to continue the perfection of Buyer's security interest in the Receivables and the proceeds thereof. Such Seller will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

                 (o) SALE TREATMENT. Such Seller agrees to treat this conveyance for all purposes (including, without limitation, tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents, except to the extent that such sale is not recognized due to the reporting of taxes on a consolidated basis in accordance with applicable law and the preparation of consolidated financial statements under generally accepted accounting principles. Such Seller agrees to make its electronic and master data processing records reflect that the Receivables have been sold.

                 (p) PRESERVATION OF CORPORATE EXISTENCE. Such Seller will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to maintain such qualification would materially and adversely affect (i) the interests of the Buyer or the Trust Assets, (ii) the collectibility of the Receivables or (iii) the ability of the Buyer to perform its obligations under this Agreement in any material respect.

                 (q) ERISA. Such Seller shall promptly give the Trustee notice of the following events, as soon as possible and in any event within 30 days after such Seller or any of its ERISA Affiliates knows or has reason to know of: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan to which such Seller or any of its ERISA Affiliates contributed, or any withdrawal from, or the termination, reorganization or insolvency of, any Multiemployer Plan to which such Seller or any of its ERISA Affiliates contributes or to which contributions have been required to be made by such Seller or such ERISA Affiliate or (ii) the institution of proceedings or the taking of any other action by the PBGC or such Seller or any of its ERISA Affiliates or any such Multiemployer Plan with respect to the withdrawal from, or the termination, reorganization or insolvency of, any such Plan or Multiemployer Plan. Such Seller shall give the Trustee notice, as soon as possible and in any event within 10 days after such Seller or any of its ERISA Affiliates knows or has reason to know thereof, of any filing of any Lien against the assets of such Seller or any of its ERISA Affiliates, unless such Lien does not purport to cover the Receivables.

                 (r) ADDITION OF RECEIVABLES. Such Seller shall include as a Receivable all receivables which meet the definition of Receivables from and after the date upon which such Receivables are created and shall automatically sell to Buyer all such Receivables, whether then existing or thereafter created, upon their creation by such Seller.

                 Section 5.2 BUYER'S COVENANTS. Buyer covenants and agrees with Sellers as follows:

                 (a) SALE TREATMENT. Buyer agrees to treat this conveyance for all purposes (including, without limitation, tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents, except to the extent that such sale is not recognized due to the reporting of taxes on a consolidated basis in accordance with applicable law and the preparation of consolidated financial statements under generally accepted accounting principles.

                 (b) NONDISCLOSURE; INSPECTION. Buyer shall not disclose (and shall cause the Trustee not to disclose) to any Person any of the account numbers or other information contained in any computer files or microfiche or written lists delivered to Buyer (or to Trustee if Buyer so directs) pursuant to this Agreement, except (i) as is required in connection with the performance of the Trustee's duties under the Pooling and Servicing Agreement or in enforcing the rights of the Certificateholders and (ii) such disclosures as are required upon appointment of a successor Servicer under the Pooling and Servicing Agreement. Buyer shall (and shall cause the Trustee to) take such measures either Seller shall reasonably request to protect and maintain the security and confidentiality of such information, and in connection therewith, shall allow either or both Sellers to inspect the applicable security and confidentiality arrangements from time to time during normal business hours. Buyer shall (and shall cause the Trustee to) give Sellers five days' prior written notice of any disclosure pursuant to this Section 5.3(b).

                 (c) AMENDMENTS TO RECEIVABLES PURCHASE AGREEMENT. Buyer shall not permit any amendment to this Agreement that would have a material adverse effect on the Investors or any Enhancement Provider.

                 (d) ADDITION OF RECEIVABLES. Buyer shall include as a Receivable all receivables which meet the definition of Receivables from and after the date upon which such

Receivables are created and shall automatically purchase from Sellers all such Receivables, whether then existing or thereafter created, upon their creation by such Seller.

                 (e) SEPARATE BUSINESS. Buyer shall (i) maintain a separate and distinct office from which its business will be conducted, which is not as of the date hereof but may be specifically designated space at the offices of CEI or its Affiliate which is leased or subleased from CEI or such Affiliate; (ii) maintain at least two directors who are not directors, officers or employees of, or a direct or indirect beneficial owner of any of the voting securities of, or a member of the immediate family of such director, officer, employee or beneficial owner of CEI or any of its Affiliates (other than Buyer); (iii) maintain accurate and proper corporate records and books of account separate and apart from those of CEI and any Affiliate; (iv) not permit its funds and other assets to be commingled with those of CEI or any other Person; (v) hold all appropriate meetings to authorize all corporate actions, including regular meetings of its board of directors at least four times per annum and regular meetings of its stockholders at least once per annum; (vi) maintain proper minutes and records of all meetings or other proceedings of its board of directors and stockholders; (vii) retain sufficient funds of its own for, and provide from such funds for, its operating expenses and liabilities;
(viii) not incur any indebtedness except as permitted by this Agreement and the documents contemplated hereunder; (ix) not pay any of the operating expenses or liabilities of CEI or any other Person; (x) will engage in transactions with CEI and its Affiliates only on terms and conditions comparable to transactions on an arms-length basis with unaffiliated persons and only pursuant to a written agreement and with the prior approval of its board of directors, including the independent directors; (xi) pay the costs of any participation by any of its employees in any pension, insurance or benefit plans maintained by CEI or its Affiliates; (xii) will not hold itself out and will not permit itself to be held out as having any liability with respect to the obligations of CEI or any of its Affiliates; (xiii) will not acquire obligations or securities of CEI or make loans or advances to CEI; (xiv) will not form or cause to be formed any subsidiaries; (xv) act solely in its corporate name and through its duly authorized officers and agents in the conduct of its business; and (xvi) conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

                                   ARTICLE VI

                             REPURCHASE OBLIGATION
                             ---------------------

                 Section 6.1  MANDATORY REPURCHASE.

                 (a) INELIGIBLE RECEIVABLES. Except as hereinafter provided, in the event that any representation and warranty by a Seller set forth in
Section 4.2 hereof (other than Section 4.2(a)(i) or 4.2(a)(v) hereof) was not true and correct in all material respects as of the date of the Sale, then, within 90 days (or with the prior written consent of Buyer, such longer period specified in such consent) of the earlier to occur of the discovery of such breach by such Seller, or receipt by such Seller of written notice of such breach given by Buyer, such Seller shall repurchase and Buyer shall convey, without recourse, representation, or warranty, all of Buyer's right, title, and interest in each Receivable to which such breach relates (an "INELIGIBLE RECEIVABLE") on the terms and conditions set forth below; PROVIDED, HOWEVER, that no such repurchase shall be required to be made with respect to such Ineligible Receivable if, at the time of such repurchase, either (i) the representations and warranties of such Seller in Section 4.2 (other than Section 4.2(a)(i) or 4.2(a)(v)) with respect to such Ineligible Receivable shall then be true and correct in all material respects with respect to such Ineligible Receivable as if such Ineligible Receivable had been conveyed to Buyer on such day, (ii) such Ineligible Receivable has been collected in full, or (iii) the aggregate amount of Ineligible Receivables outstanding at any time and with respect to which such representations and warranties continue to be incorrect in any material respect does not in the sole reasonable judgment of an officer of Buyer have a material adverse effect on the interest of the Trust in the Receivables as whole, including the ability of the Servicer in its sole reasonable judgment to collect the Receivables.

                 (b) RECEIVABLES SUBJECT TO LIEN OR NOT IN COMPLIANCE WITH LAWS. In the event that the representation and warranty by such Seller set forth in Section 4.2(a)(v) hereof was not true and correct in all material respects as of the date of Sale, then as soon as practicable after the earlier to occur of the discovery of such breach by such Seller or the receipt by such Seller of written notice of such breach given by Buyer, such Seller shall repurchase and Buyer shall convey, without recourse, representation or warranty, all of Buyer's right, title and interest in each Ineligible Receivable affected by such breach.

                 (c) INVALIDITY OF SALE. In the event of a breach of the representations and warranties of a Seller set forth in Sections 4.1(d) and 4.2(a)(i) hereof, Buyer may give such Seller written notice directing such Seller to repurchase all of the Receivables transferred by such Seller hereunder within 60 days after such notice (or within such longer period as may be specified in such notice); whereupon, such Seller shall repurchase and Buyer shall convey to such Seller, without recourse, representation, or warranty, all of Buyer's right, title, and interest in all of the Receivables transferred by such Seller, on the first Distribution Date occurring after such applicable period on the terms and conditions set forth below; PROVIDED, HOWEVER, that no such repurchase by a Seller shall be required to be made if, at the time of such repurchase, the representations and warranties of such Seller contained in
Section 4.1(d) and 4.2(a)(i) shall then be true and correct in all material respects.

                 (d) REPURCHASE OF AND PAYMENT FOR REPURCHASED RECEIVABLES. The Receivables to be repurchased by Sellers shall be reconveyed monthly by Buyer. The Repurchase Price for the Receivables shall be an amount equal to the aggregate unpaid balance of each such Ineligible Receivable on the date of repurchase times the Purchase Price Percentage therefor. Payment of the Repurchase Price may be made, at the option of the repurchasing Seller: (i) in immediately available funds; (ii) as a credit to the Purchase Price that would be payable by Buyer to the repurchasing Seller on such Distribution Date or on any future Distribution Date until the Repurchase Price has been paid in full; or (iii) any combination of the foregoing.

                 Section 6.2 CONVEYANCE OF REPURCHASED RECEIVABLES. On or prior to the date that a Seller is required to repurchase Receivables under
Section 6.1 hereof, the Seller and Buyer shall execute and deliver to the repurchasing Seller a Reconveyance substantially in the form and upon the terms of Exhibit B hereto, pursuant to which Buyer conveys to such Seller all of Buyer's right, title, and interest in the Receivables to be repurchased by such Seller. Buyer shall (and shall cause the Trustee to) execute such other documents or instruments of conveyance or take such other actions as the repurchasing Seller may reasonably require to effect any repurchase of Receivables pursuant to this Article VI.

                 Section 6.3 SOLE REMEDY. The obligation of a Seller to repurchase Ineligible Receivables pursuant to Section 6.1 hereof shall constitute the sole remedy available to Buyer, the Trustee, any Certificateholder, any Servicer, any Enhancement Provider or any other person respecting any breach of the representations and warranties set forth in Sections 4.1 and 4.2 of this Agreement with respect to such Receivables.

                 Section 6.4 ASSIGNMENT OF REPURCHASE RIGHTS AND OBLIGATIONS. Sellers may elect (between themselves, and without the necessity of any consent or approval of any other Person) that any repurchase of Receivable required or permitted to be effected by a Seller (the "Assignor Seller") under Section 6.1 hereof may be effected by the other Seller (the "Assignee Seller"), with such election to be made by Sellers' delivery to Buyer of notice, not more than five
(5) Business Days prior to the date of such repurchase of such election, which notice shall identify the Receivables subject to such election. Upon delivery of such notice, all rights, liabilities and obligations of the Assignor Seller in respect of such repurchase shall be automatically assigned to the Assignee Seller, the Assignor Seller shall have no further rights, liabilities or obligations in respect of such repurchase, and such repurchase shall thereupon be consummated by and in the name of the Assignee Seller.

                 Section 6.5 LIABILITY TO CUSTOMERS. Nothing in this Agreement is intended to assign or impose on the Buyer, any Servicer, or the Trustee, any obligations or liability to any Obligor under any Receivable nor to any other customer or client of either Seller (including any obligation to perform any of the obligations of either Seller under any Receivable, any related Contracts or any other related purchase orders or agreements). All such obligations and liabilities shall remain with the respective Seller thereof.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT
                              --------------------

                 Section 7.1 CONDITIONS TO BUYER'S OBLIGATIONS REGARDING RECEIVABLES. The obligations of Buyer to purchase the Receivables on any Business Day shall be subject to the satisfaction of the following conditions and subject to the conditions set forth in Section 2.1(c) through (e):

                 (a) All representations and warranties of Sellers contained in this Agreement shall be true and correct on the Closing Date and on the day of creation of any Receivable created thereafter with the same effect as though such representations and warranties had been made on such date (except for representations and warranties which speak as of a specific date);

                 (b) All information concerning the Receivables that was provided to Buyer shall be true and correct in all material respects as of the Cut-Off Date, in the case of Receivables sold to Buyer on the Closing Date, or the applicable date of purchase, in the case of Receivables created after the Closing Date;

                 (c) At the Closing Date, Sellers shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

                 (d) With respect to Receivables sold to Buyer on the Closing Date, Sellers shall have filed the financing statement(s) required to be filed pursuant to Section 2.1(b) of this Agreement; and

                 (e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Buyer, and Buyer shall have received from Sellers copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as Buyer may reasonably have requested.

                 Section 7.2 CONDITIONS TO THE SELLERS' OBLIGATIONS. The obligations of Sellers to sell Receivables on any Business Day shall be subject to the satisfaction of the following conditions:

                 (a) All representations and warranties of Buyer contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date;

                 (b) Payment or provision for payment of the Purchase Price in accordance with the provisions of Section 3.2 hereof shall have been made; and

                 (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Sellers, and Sellers shall have received from Buyer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as Sellers may reasonably have requested.

                                  ARTICLE VIII

                              TERM AND TERMINATION
                              --------------------

                 Section 8.1 TERMINATION. Sellers may not, prior to the Amortization Date, terminate their agreement to sell Receivables to Buyer, except that if Buyer exercises its right of optional repurchase of the Trust Assets pursuant to the Pooling and Servicing Agreement, Sellers may, after such exercise, terminate their agreement to sell Receivables to Buyer. The agreement of Sellers to sell, and Buyer to buy, Receivables hereunder will terminate automatically on the Amortization Date.

                 Section 8.2 EFFECT OF TERMINATION. No termination, rejection or failure to assume the executory obligations of this Agreement upon the bankruptcy of either Seller or Buyer shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by either Seller or by Buyer. Without limiting the foregoing, prior to termination, neither a Servicer's failure to deliver or cause to be delivered any Settlement Statement nor the Buyer's failure to pay any amounts specified on any Settlement Statement shall render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to this Agreement render an executed sale executory.

                                   ARTICLE IX

                            SELLERS' INDEMNIFICATION
                            ------------------------

                 Section 9.1 INDEMNIFICATION OF BUYER. Each Seller hereby agrees to indemnify Buyer, each of its successors, permitted transferees and assigns and all officers, directors, shareholders, employees and agents of any of the foregoing (each individually, an "INDEMNIFIED PARTY"), from and against any and all claims, losses, liabilities, reasonable costs and expenses awarded against or incurred by any of them (all of the foregoing, collectively "INDEMNIFIED AMOUNTS") arising out of or resulting from this Agreement or the purchase of the Receivables by Buyer, excluding, however, (a) Indemnified Amounts to the extent resulting from willful misconduct, bad faith, gross negligence, the reckless disregard by such Indemnified Party of any of his, her or its obligations and duties or breach of fiduciary duty on the part of such Indemnified Party, (b) recourse for uncollectible Receivables, (c) indemnification for lost profits or for consequential, special or punitive damages, (d) any income or franchise taxes (or any interest or penalties with respect thereto) or other taxes on or measured by the gross or net income or receipts of such Indemnified Party , (e) those resulting from any action or omission of a Servicer unless such Servicer is a Seller or an Affiliate of a Seller or (f) any claims, losses, liabilities, reasonable costs and expenses relating to a Receivable as to which there has been a repurchase obligation pursuant to Article VI of this Agreement. Except as excluded by clauses (a) through (f) above, the applicable Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

                          (i) the failure by such Seller to comply with Articles II, III, V and VI this Agreement, or the failure by such Seller to comply with any applicable Requirements of Law with respect to any Receivable or the related Contract or invoice;

                          (ii) any dispute, claim, offset or defense of any Obligor to the payment of any Receivable asserted against such Seller to the extent that such dispute, claim, offset or defense does not relate specifically to the amount or the validity of the Receivable;

                          (iii) any investigation, litigation or proceeding related to this Agreement or such Seller or the use of proceeds by such Seller or reinvestments of proceeds thereof, other than any litigation or proceeding between such Seller or any Affiliate thereof, on the one hand, and Buyer or any Affiliate thereof, on the other hand, in which such Seller or an Affiliate thereof prevails in a final non-appealable judgment by a court of competent jurisdiction;

                          (iv) any product liability claim, personal injury or property damage suit, environmental liability claim or any other claim or action by a party other than Buyer or any Obligor, whether sounding in tort, contract or any other legal theory, arising out of or in connection with the goods or services that are the subject of any Receivable or the related assets with respect thereto or collections thereof;

                          (v) any failure by such Seller to be duly qualified to do business or be in good standing in any jurisdiction in which such qualification or good standing is necessary for the enforcement of any Receivable;

                          (vi) the failure of such Seller to remit Collections as required under this Agreement or the commingling of Collections of Receivables at any time with other funds prior to distribution under the applicable Supplement; or

                          (vii) any tax or governmental fee or charge (other than income or franchise taxes and other taxes on or measured by the gross or net income or receipts of Buyer or any of its assignees), all interest and penalties thereon or with respect thereto, which may arise by reason of the purchase or ownership of the Receivables or any related asset connected with any such Receivables.

                 In case any proceeding shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 9.1, the Indemnified Party shall promptly notify the Sellers in writing and the Sellers, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Sellers may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Sellers and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Sellers and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual conflicts of interests between them. It is understood that the Sellers shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than just one separate firm for all such Indemnified Parties. It is further understood that the Sellers shall not be liable to any Indemnified Party until or unless such Indemnified Party promptly notifies the Transferor in writing of its request for indemnification.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS
                            ------------------------

                 Section 10.1 AMENDMENT. This Agreement and any other Sale Documents and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by Buyer and both Sellers. The parties shall make material amendments to this Agreement only after they comply with the Rating Agency Condition. The parties shall deliver a copy of any non-material amendments to the Rating Agencies.

                 Section 10.2 (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER SALE DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF ITS GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 (b) CONSENT TO SERVICE OF PROCESS. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                 Section 10.3  NOTICES.  All demands, notices and
communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested to:

                 (a)      in the case of Buyer, to:

                          Centerior Funding Corporation
                          Suite 350
                          1013 Centre Road
                          Wilmington, Delaware 19805
                          Attn: Nancy Descano, Secretary

                 (b)      in the case of Sellers, to:

                          The Cleveland Electric Illuminating Company
                          c/o Centerior Energy Corporation
                          6200 Oak Tree Boulevard
                          Independence, Ohio  44131
                          Attention:  Assistant Treasurer

                          The Toledo Edison Company
                          300 Madison Avenue

                          Toledo, Ohio  43652
                          Attention:  Assistant Treasurer

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                 Section 10.4 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any other Sale Documents shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement or any other Sale Documents and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any other Sale Documents.

                 Section 10.5 ASSIGNMENT. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by Buyer or either Seller except as contemplated by Section 6.4, by this Section 10.5 and by the Pooling and Servicing Agreement; PROVIDED, HOWEVER, that simultaneously with the execution and delivery of this Agreement, Buyer shall assign all of its right, title and interest herein to the Trustee for the benefit of the Investor Certificateholders of all Series as provided in Section 2.01 of the Pooling and Servicing Agreement, to which assignment Sellers hereby expressly consent; PROVIDED, FURTHER, that except for the foregoing assignment, no such assignment shall occur unless Buyer shall have received confirmation from the Rating Agencies that such assignment shall not cause a reduction or withdrawal of the rating of any Series of Certificates. Each Seller agrees to perform its obligations hereunder for the benefit of the Trust and of the Trustee and that the Trustee may enforce the provisions of this Agreement, exercise the rights of Buyer and enforce the obligations of Sellers hereunder without the consent of Buyer.

                 Section 10.6 FURTHER ASSURANCES. Buyer and each Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Sale Documents, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

                 Section 10.7 NO WAIVER, CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of Buyer or either Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                 Section 10.8 COUNTERPARTS. This Agreement and all other Sale Documents may be executed in two or more counterparts including telefax transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 Section 10.9 BINDING EFFECT; THIRD-PARTY BENEFICIARIES. This Agreement and the other Sale Documents will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trustee shall be a third-party beneficiary of this Agreement.

                 Section 10.10 MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement and the other Sale Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Sale Documents. Neither this Agreement nor the other Sale Documents may be modified, amended, waived or supplemented except as provided herein.

                 Section 10.11 HEADINGS. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                 Section 10.12 SCHEDULES AND EXHIBITS. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                 IN WITNESS WHEREOF, Buyer and Sellers each have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                     CENTERIOR FUNDING CORPORATION,
                                      as Buyer


                                     By:_____________________________________
                                        Title:


                                     THE CLEVELAND ELECTRIC
                                     ILLUMINATING COMPANY, as Seller
                                           and
                                     THE TOLEDO EDISON COMPANY,
                                      as Seller


                                     By:_____________________________________
                                        Title:___________________ of each

                                                                      SCHEDULE 1
SELLERS' CHIEF EXECUTIVE OFFICES
AND
PRINCIPAL PLACES OF BUSINESS:

The Cleveland Electric Illuminating Company
c/o Centerior Energy Corporation
6200 Oak Tree Boulevard
Independence, Ohio  44131

The Toledo Edison Company
300 Madison Avenue
Toledo, Ohio  43652


LOCATIONS OF BOOKS AND RECORDS:

The Cleveland Electric Illuminating Company
c/o Centerior Energy Corporation
6200 Oak Tree Boulevard
Independence, Ohio  44131

The Toledo Edison Company
300 Madison Avenue
Toledo, Ohio  43652

                                   EXHIBIT A
                                       TO
                         RECEIVABLES PURCHASE AGREEMENT
                         ------------------------------

                              FORM OF DAILY REPORT

                             Date: _______________


A.   DAILY RECEIVABLES ACQUIRED BY TRANSFEROR

     Receivables Purchased Since Last
      Daily Report:

     1.  Estimated Unbilled                                                 $__________

     2.  Miscellaneous Services                                             $__________

     3.  Unbilled Estimate Adjustment                                       $__________

     4.  Receivables Adjusted for Prior
          Estimate Differences                                              $__________

     5.  Purchase Price Percentage                                          $__________

     6.  Purchase Price for Unbilled Receivables                            $__________

     7.  Repurchased Receivables                                            $__________

     8.  Repurchased Receivables,
          Net of Applicable Purchase
          Price Percetage                                                   $__________

     9.  Seller Cash for Repurchased
          Receivables                                                       $__________

     10. Credit for Repurchased Receivables                                 $__________

     11. Net Receivables for Purchase                                       $__________

B.   PAYMENT FOR ACQUIRED RECEIVABLES

     12. Cash for Transferor                                                $__________

     13. Transferor Retentions                                              $__________

     14. Offset for Seller Refunds to Customers                             $__________

     15. Net Paid in Cash                                                   $__________

     16. Incremental Note Limit (From Section D)                            $__________

     17. Payment on Subordinated
          Revolving Note                                                    $__________

     18. Addition to Subordinated
          Revolving Note                                                    $__________

     19. Subordinated Revolving Note
          Balance on Prior Daily Report                                     $__________

     20. New Subordinated Revolving
          Note Balance                                                      $__________

     21. Capital Contribution                                               $__________

C.   OPERATING COMPANY INCOME STATEMENT ITEMS

     22. Daily Interest Expense on Subordinated
          Revolving Note                                                    $__________

     23. Loss on Unbilled Receivables Purchased                             $__________

     24. Offset to Loss from Repurchased Receivables                        $__________

     25. Net Loss on Purchase of Receivables                                $__________

D.   INCREMENTAL NOTE LIMIT

     26. Aggregate Eligible Receivables                                     $__________

     27. Less: Net Invested Amount                                          $__________

     28. Less: Greater of Value 1 or Value 2                                $__________

         Value 1:

     29. Aggregate Eligible Receivables              $__________

     30. Loss Reserve Ratio with
          1.35 Ratings Factor                             _____%

     31. Product Equals Value 1 =                    $__________

         Value 2:

     32. Aggregate Eligible Receivables              $__________

     33. Fixed Factor                                     _____%

     34. Product Equals Value 2 =                    $__________

     35. Limit on Total Subordinated
          Revolving Note Balance                                            $_________

     36. Subordinated Revolving Note
          Balance on Prior Daily Report                                     $_________

     37. Incremental Limit on
          Subordinated Revolving Note                                       $_________

                                   EXHIBIT B
                                       TO
                         RECEIVABLES PURCHASE AGREEMENT
                         ------------------------------

                              FORM OF RECONVEYANCE

                 RECONVEYANCE No. _____ OF RECEIVABLES (This "Reconveyance"), dated as of __________________, _____, by and between CENTERIOR FUNDING CORPORATION, a Delaware corporation, ("Buyer") and THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, an Ohio corporation ("CEI"), or THE TOLEDO EDISON COMPANY, an Ohio corporation ("TE", CEI and Toledo Edison collectively herein, the "Sellers"), pursuant to the Receivables Purchase Agreement referred to below.

                             W I T N E S S E T H :

                 WHEREAS, Sellers and Buyer are parties to the Receivables Purchase Agreement, dated as of ___________________, 1996 (as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "RECEIVABLES PURCHASE AGREEMENT");

                 WHEREAS, pursuant to Article VI of the Receivables Purchase Agreement (i) under certain conditions, a Seller is required to repurchase Receivables, and (ii) Buyer may designate from time to time certain Receivables for repurchase;

                 WHEREAS, pursuant to Article VI of the Receivables Purchase Agreement, Buyer wishes to sell and convey to a Seller the Receivables listed on SCHEDULE 1 hereto (the "REMOVED RECEIVABLES"); and

                 WHEREAS, such Seller is willing to repurchase the Removed Receivables by payment, or provision for the payment, of the Repurchase Price therefor pursuant to Article VI of the Receivables Purchase Agreement;

                 NOW, THEREFORE, Buyer and such Seller agree as follows:

                 1. DEFINED TERMS. Capitalized terms used in this Reconveyance have their respective meanings set forth in the Receivables Purchase Agreement, except that "Repurchase Date" shall mean, with respect to the Removed Receivables designated hereby, ______________, _____.

                 2. DESIGNATION OF REMOVED RECEIVABLES. On or before the Repurchase Date, Buyer shall deliver or cause to be delivered to the repurchasing Seller a computer file, microfiche or written list containing a true and complete list of all Removed Receivables identified by account number and the unpaid balance of such Removed Receivables. Such list shall be marked as SCHEDULE 1 to this Reconveyance and shall, as of the Repurchase

Date, be incorporated into and made a part of this Reconveyance, the Receivables Purchase Agreement and the other Sale Documents.

                 3. CONVEYANCE OF RECEIVABLES. (a) For value received, Buyer sells, transfers, assigns and sets over to the repurchasing Seller, without recourse, on and after the Repurchase Date, all of Buyer's right, title and interest in, to, and under the Removed Receivables designated hereby, all monies due or to become due with respect thereto (including all finance charges), all Recoveries, Collections and other proceeds thereof (including, without limitation, "proceeds" as defined in the UCC as in effect in the State of New York), all rights to security for any such Removed Receivables and all proceeds and products of the foregoing.

                 (b) In connection with such transfer, Buyer shall (and shall cause Trustee to) execute and deliver to such Seller on or prior to the date of this Reconveyance, a termination statement or partial release with respect to the Removed Receivables designated hereby evidencing the sale and conveyance of the Removed Receivables and the release of all liens or security interests thereon, which shall meet the requirements of applicable state law and shall be filed in such manner and in such jurisdictions as are necessary to evidence such sale and conveyance and remove such lien.

                 4. ACCEPTANCE BY SELLER. After Buyer delivers or causes to be delivered to the repurchasing Seller the computer file or microfiche or written list described in Section 2 of this Reconveyance, such Seller shall, at Buyer's request, execute a written acknowledgment that it has received such file or list.

                 5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Sellers as of the Repurchase Date:

                 (a) LEGAL, VALID AND BINDING OBLIGATION. This Reconveyance constitutes a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting creditors' rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity); and

                 (b) SCHEDULE 1. SCHEDULE 1 to this Reconveyance and the computer file or microfiche or written list delivered pursuant to Section 2 of this Reconveyance is an accurate and complete listing in all material respects of all the Removed Receivables as of the Repurchase Date and the information contained therein with respect to the identity of such Removed Receivables is true and correct in all material respects as of the Repurchase Date;

                 (c) COMPLIANCE WITH POOLING AND SERVICING AGREEMENT. Buyer has effected a retransfer from the Trust of the Removed Receivables in compliance with the provisions of the Pooling and Servicing Agreement.

                 (d) SELECTION PROCEDURES. In respect of Removed Receivables designated pursuant to Section 6.2 of the Receivables Purchase Agreement, Buyer and Sellers have mutually agreed as to the designation of the Removed Receivables, and such designation has been made in a manner that is not materially adverse to the interests of the Trust or the Certificateholders.

                 (e) INSOLVENCY. As of the date Buyer gave Sellers notice of the repurchase evidenced hereby and as of the Repurchase Date, Buyer is not insolvent and, after giving effect to the conveyance set forth in Section 3 of this Reconveyance, Buyer will not be insolvent.

                 6. CONDITIONS PRECEDENT. (a) The amendment of the Receivables Purchase Agreement set forth in Section 7 hereof is subject to the satisfaction by Buyer, on or prior to the Repurchase Date, of the following conditions precedent:

                        (i) All information concerning the Removed Receivables provided or to be provided to the repurchasing Seller shall be true and correct in all material respects as of the Repurchase Date;

                       (ii)     Buyer shall have, on or before the Repurchase
                 Date: (1) delivered to the repurchasing Seller a computer file or microfiche or written list containing a true and correct list of all such Removed Receivables, identified by account number and by unpaid balance as of the Repurchase Date; and (2) substantially performed all other obligations it is required to perform by this Reconveyance;

                      (iii) Buyer shall have delivered to the repurchasing Seller the termination statements and partial releases required to be delivered in Section 3(b) of this Reconveyance.

                 (b) The amendment of the Receivables Purchase Agreement set forth in Section 7 hereof is subject to payment or provision for payment of the Repurchase Price in accordance with the provisions of Article VI of the Receivables Purchase Agreement on or prior to the Repurchase Date.

                 7. AMENDMENT OF THE RECEIVABLES PURCHASE AGREEMENT. The Receivables Purchase Agreement is amended to provide that all references therein to the "Receivables Purchase Agreement," to "this Agreement," and "herein" shall be deemed from and after the Repurchase Date to be a reference to the Receivables Purchase Agreement as supplemented by this Reconveyance. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Receivables Purchase Agreement.

                 8. COUNTERPARTS. This Reconveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 9. GOVERNING LAW. This Reconveyance shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                 IN WITNESS WHEREOF, the undersigned have caused this Reconveyance to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                        CENTERIOR FUNDING CORPORATION

                                        By:______________________________
                                        Title:___________________________

                                        [Repurchasing Seller]

                                        By:______________________________
                                        Title:___________________________

                                   EXHIBIT C
                                       TO
                         RECEIVABLES PURCHASE AGREEMENT
                         ------------------------------

                          FORM OF SETTLEMENT STATEMENT

                         CENTERIOR FUNDING CORPORATION

              Current Determination Date:  _________________, ____

                (For Month Ended ________________, ___________)

                 The Cleveland Electric Illuminating Company and The Toledo Edison Company (collectively, the "SELLERS") and Centerior Funding Corporation ("BUYER"), pursuant to the Receivables Purchase Agreement (the "RECEIVABLES PURCHASE AGREEMENT") dated as of __________________, 1996, by and among Sellers and Buyer, agree and certify as follows:

                                1. Capitalized terms used in this Settlement Statement unless otherwise defined herein shall have their respective meanings in the Receivables Purchase Agreement. As used herein, the term "Subject Period" shall mean the calendar month period immediately preceding the calendar month in which this Settlement Statement is delivered. This Settlement Statement is being delivered pursuant to Section 3.4 of the Receivables Purchase Agreement. References hereto to certain sections are references to the respective sections in the Receivables Purchase Agreement.

                                2. The date of this Settlement Statement is a Determination Date under the Receivables Purchase Agreement.

A.       RECEIVABLES PURCHASED FROM A SELLER AND PURCHASE PRICE FOR SUBJECT
         PERIOD1

                                3.  The aggregate amount of Receivables
                 conveyed to Buyer by a Seller pursuant to the Receivables Purchase Agreement during the Subject Period was equal to $__________

                                4.  The sum of the Purchase Prices for all
                 Receivables for the Subject Period was equal to

                                                                    $__________





__________________________________

1 Replicate this Section A (as Sections B, C, D, etc.) for each additional Seller.

B.      RECEIVABLES REPURCHASED BY A SELLER AND REPURCHASE PRICE FOR
        SUBJECT PERIOD2

                                5.  The aggregate Repurchase Price of
                 Receivables repurchased by a Seller pursuant to Section 6.1 of the Receivables Purchase Agreement during the Subject Period
                 (the "Repurchased Receivables") was equal to        $__________

                                6. The portion of the Repurchase Price for the Repurchased Receivables paid in cash during the Subject Period
                 was equal to                                        $__________

                                7. The portion of the Repurchase Price for the Repurchased Receivables paid as a credit against the Purchase Price of other Receivables during the Subject Period (item 5
                 MINUS item 6) is equal to                          $__________

                                8. The Purchase Price as adjusted to account for Repurchased Receivables (item 4 MINUS item 7) was equal to
                                                                     $__________

C.      PAYMENT OF PURCHASE PRICE AS ADJUSTED

                                9. The portion of the amount shown in item 8 paid in cash during the Subject Period was equal to $__________

                                10. The portion of the amount shown in item 8
                 paid by a subordinated revolving note to a Seller during the Subject Period is
                                                                     $__________

D.       CALCULATION OF DISCOUNT RATE

                                11.  Discount Rate in effect as of the most
                 recent Determination Date is equal to                _________%





__________________________________

2                Replicate this Section B for each additional Seller.

                 IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Settlement Statement this ______ day of ________________, 199_.

                                            CENTERIOR FUNDING CORPORATION

                                            By:______________________________

                                            Title:___________________________


                                            THE CLEVELAND ELECTRIC ILLUMINATING
                                            COMPANY and THE TOLEDO EDISON
                                            COMPANY, Sellers

                                            By:______________________________

                                            Title:___________________________
                                                  of each Seller

                                   EXHIBIT D
                                       TO
                        RECEIVABLES PURCHASE AGREEMENT-
                            BUYER INTERCOMPANY NOTE

                          SUBORDINATED REVOLVING NOTE


$_______________                                           Wilmington, Delaware
                                                          Date: _______________

                 FOR VALUE RECEIVED, the undersigned, Centerior Funding Corporation, a Delaware corporation, ("CFC") hereby unconditionally promises to pay to the order of [name of applicable Seller] (the "Seller"), at the Seller's office at ___________________________, in lawful money of the United States of America and in immediately available funds, (i) during each Collection Period, any portion of the aggregate unpaid principal amount of each Subordinated Revolving Loan; and (ii) on the "Final Payment Date" (as defined below), the aggregate unpaid principal sum outstanding of all Subordinated Revolving Loans made from time to time by the Seller to CFC. This Subordinated Revolving Note is referred to as the Buyer Intercompany Note in that certain Receivables Purchase Agreement dated _______________, 1996 (the "RPA") among the Seller, the other "Seller" party thereto and CFC and was executed and delivered pursuant to the RPA. Reference to the RPA is hereby made for a statement of the terms and conditions under which the Subordinated Revolving Loans evidenced hereby have been and will be made. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) shall have the meanings set forth in the RPA. "FINAL PAYMENT DATE" shall mean the Business Day that is one year and one day after the date the Investors are paid in full.

                 CFC further promises to pay interest on the outstanding unpaid principal amount hereof, as provided in the RPA, from the date hereof until payment in full hereof at _____%; PROVIDED, HOWEVER, that if CFC shall default in the payment of any principal hereof, CFC promises to, on demand, pay interest at the rate of ___% on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on each Distribution Date in arrears. The outstanding principal of any Subordinated Revolving Loan made under this Subordinated Revolving Note may be repaid or prepaid at any time without premium or penalty to the extent then permitted under the RPA.

                 The Seller is authorized and directed by CFC to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each Subordinated Revolving Loan made by it which is evidenced by this Subordinated Revolving Note and the amount of each payment of principal made by the Borrower, and absent manifest error, such entries shall constitute PRIMA FACIE evidence of the accuracy of the information so entered; PROVIDED that neither the failure of the Seller to make any such entry or any error therein shall expand, limit or affect the obligations of CFC hereunder.

                 The indebtedness evidenced by this Subordinated Revolving Note is subordinated to the prior payment in full of all CFC's Obligations under the Pooling and Servicing Agreement, and may not be accelerated by the holder hereof until the one year and one day after the earlier of (i) the termination of the Trust and (ii) the date all amounts due under the Certificates shall have been paid in full. The indebtedness evidenced by this Subordinated Revolving Note is payable solely from Collections of Trust Assets which are allocable to CFC pursuant to the terms of the Pooling and Servicing Agreement and from other funds of CFC which do not constitute Trust Assets.

                 This Subordinated Revolving Note shall not be amended or modified except in accordance with Section 5.2(c) of the RPA.

                 This Subordinated Revolving Note has been delivered at and shall be deemed to have been made at Wilmington, Delaware and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Delaware. Wherever possible each provision of this Subordinated Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Subordinated Revolving Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Subordinated Revolving Note.

                 All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

                                        CENTERIOR FUNDING CORPORATION

                                        By:___________________________________
                                           Name:
                                           Title:

                                    Schedule
                                       to
                          SUBORDINATED REVOLVING NOTE
                          ---------------------------
                        LOANS AND PAYMENTS OF PRINCIPAL
                        -------------------------------

                Amount                Amount                        Unpaid
                  of                    of                        Principal              Notation
Date             Loan             Principal Paid                   Balance               Made By
- ----           --------           --------------                  ----------             --------

______         ________           _______________                 ___________            __________

______         ________           _______________                 ___________            __________

______         ________           _______________                 ___________            __________

______         ________           _______________                 ___________            __________

______         ________           _______________                 ___________            __________

______         ________           _______________                 ___________            __________

______         ________           _______________                 ___________            __________

______         ________           _______________                 ___________            __________

______         ________           _______________                 ___________            __________

______         ________           _______________                 ___________            __________

______         ________           _______________                 ___________            __________

______         ________           _______________                 ___________            __________

______         ________           _______________                 ___________            __________

______         ________           _______________                 ___________            __________

______         ________           _______________                 ___________            __________

______         ________           _______________                 ___________            __________

______         ________           _______________                 ___________            __________